EXHIBIT 4.2

REGISTRATION RIGHTS AGREEMENT

By And Among

TA Indigo Holding Corporation

and

The Investors

as defined herein

and

The Principal Shareholders

as defined herein

Dated as of June 15, 2007

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of June 15, 2007, by and among TA Indigo Holding Corporation, a Delaware corporation (the “Company”), the Persons identified on Schedule A hereto as the “TA Investors” (each, a “TA Investor” and collectively, the “TA Investors”), the Persons identified on Schedule A hereto as the “Rho Investors” (each a “Rho Investor” and collectively the “Rho Investors” and together with the TA Investors, the “Investors”), and the Persons identified on Schedule A hereto as the “Principal Shareholders” (each a “Principal Shareholder” and collectively, the “Principal Shareholders”).

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 27, 2007 with IntraLinks, Inc., a Delaware corporation (“IntraLinks”), the Stockholder Representative and the other parties named therein, as subsequently amended, pursuant to which the Company will become the sole shareholder of IntraLinks;

WHEREAS, the Principal Shareholders held Rollover Shares (as defined in the Merger Agreement), pursuant to which the Principal Shareholders are acquiring shares of the Company’s Series A-1 Preferred Stock (the “Series A-1 Preferred Stock”) and the Investors are parties to certain subscription agreements or held Rollover Shares pursuant to which they have acquired shares of the Company’s Series A-1 Preferred Stock or Series A-2 Preferred Stock (the “Series A-2 Preferred Stock,” and together with the Series A-1 Preferred Stock, the “Series A Preferred Stock”), as the case may be; and

WHEREAS, the execution and delivery of this Agreement by the Company is an inducement to the purchase by Investors of the Series A Preferred Stock.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Principal Shareholders and the Investors hereby agree as follows:

1.            Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” of a Person shall mean any Person which directly or indirectly controls, is controlled by, or is under common control with such person or entity.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” shall mean the common stock and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Company” shall have the meaning set forth in the preamble and shall include the Company’s successors by merger, acquisition, reorganization or otherwise.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder.

“Majority Interest” means the TA Investors and the Rho Investors; provided, however, that at any time that the TA Investors or the Rho Investors own less than 20% of the outstanding Shares (calculated in accordance with Section 1.2), they shall no longer be part of the “Majority Interest”.

“Person” shall mean an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company or partnership, a government and any agency or political subdivision thereof.

“Registrable Securities” shall mean (i) any shares of Common Stock held by the Investors or the Principal Shareholders or issuable upon conversion of any securities owned by the Investors or the Principal Shareholders at any time, and (ii) any other securities issued or issuable with respect to any such shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected); provided, however, that if an Investor or Principal Shareholder owns securities that are convertible into Common Stock, the Investor or Principal Shareholder, as applicable, may exercise its registration rights hereunder by converting into the shares to be sold under the relevant registration statement into Common Stock as of the closing of the relevant offering and shall not be required to cause such convertible securities to be converted to Common Stock until and unless such closing occurs, it being understood that the Company shall at the request of the relevant Investor or Principal Shareholder effect the reconversion of Common Stock into such convertible security notwithstanding the foregoing, if such a conversion occurs and the relevant offering does not close; and provided, further, that any Common Stock that is sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder shall not be deemed Registrable Securities.  Notwithstanding the foregoing, “Registrable Securities” shall not include any stock options or shares of restricted stock that are held by the Principal Shareholders or any shares of Common Stock and/or Series A Preferred Stock that are issued or issuable upon exercise of a stock option or granted pursuant to an employee benefit or incentive plan of the Company.

“Registration Expenses” shall mean the expenses so described in Section 6 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, or any similar successor federal statute, and the rules and regulations of the Commission thereunder.

2.             Demand Registration.

(a) At any time (x) prior to the initial public offering of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act, the Majority Interest may notify the Company that they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities in the manner(s) specified in such request and (y) after the earlier of (i) 180 days after the initial public offering of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act, and (ii) June 15, 2012, each of the TA Investors and the Rho Investors may notify the Company that they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities in the manner(s) specified in such request.  Upon receipt of any such request, the Company shall promptly deliver notice of such request to all holders of Registrable Securities who shall then have twenty (20) days to notify the Company in writing of their desire to be included in such registration.  If the request for registration contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon such Person’s participation in such underwritten public offering and the inclusion of such Person’s Registrable Securities in the underwritten public offering to the extent provided herein.  The Company shall cause such registration statement to be filed within thirty (30) days after the initial request and will use its best efforts to effect the registration of all Registrable Securities whose holders request participation in such registration under the Securities Act within forty-five (45) days after the required filing date; provided, however, that the Company shall not be required to effect a registration pursuant to a request under Section 2(a)(x) more than three (3) times for the holders of the Registrable Securities as a group and under this Section 2(a)(y) more than one (1) time for each of the TA Investors, as a single group, and the Rho Investors, as a single group.  Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within ninety (90) days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Registrable Securities shall have been entitled to join pursuant to Section 4 and in which there has been effectively registered all Registrable Securities as to which registration was requested.  A registration will not count as a requested registration under this Section 2(a) unless the registration statement relating to such registration has been declared effective by the Commission at the request of the initiating holders of Registrable Securities; provided, however, that the holders of a majority of the participating Registrable Securities may request, in writing, that the Company withdraw a registration statement that has been filed under this Section 2(a) but has not yet been declared effective, and the holders of a majority of the participating Registrable Securities may thereafter request the Company to reinstate such registration statement, if permitted under the Securities Act, or to file another registration statement, in accordance with the procedures set forth herein and without reduction in the number of demand registrations permitted under this Section 2(a).

(b) If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the registration of all or part of the securities requested to be included in such offering would have a material adverse effect on the success of such offering, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed necessary by such managing underwriter; provided, however, that the shares to be excluded shall be determined in the following order of priority:  (i) persons not having any contractual or other right to include such securities in the registration statement, (ii) securities held by any other Persons (other than the holders of Registrable Securities) having a contractual, incidental “piggy back” right to include such securities in the registration statement, (iii) securities to be registered by the Company for its own account pursuant to such registration statement, (iv) Registrable Securities held by Principal Shareholders and, if necessary, (v) Registrable Securities held by Investors.  If there is a reduction of the number of Registrable Securities pursuant to clause (iv) or (v), such reduction shall be made pro rata among the Investors (in the case of a reduction under clause (v)) and the Principal Shareholders (in the case of a reduction under clause (iv)) based upon the aggregate number of Registrable Securities held by the Investors and the Principal Shareholders, as applicable.

(c) With respect to a request for registration pursuant to Section 2(a) that is for an underwritten public offering, the managing underwriter shall be chosen by the Majority Interest (if the Investors are participating in such offering), or if no Investors are participating in such offering, the holders of a majority in interest of the Registrable Securities who initiate the registration under Section 2(a), subject in each case to the approval of the Company (which approval shall not be unreasonably withheld or delayed).  The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a registration statement on Form S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public) to become effective within one hundred eighty (180) days following the effective date of any registration required pursuant to this Section 2.

3.             Form S-3 .  After the first public offering of its securities registered under the Securities Act, the Company shall use its best efforts to qualify and remain qualified to register securities pursuant to a registration statement on Form S-3 (or any successor form) under the Securities Act.  A holder or holders of Registrable Securities anticipated to have an aggregate sale price (net of underwriting discounts and commissions, if any) in excess of $5,000,000 shall have the right to request any number of registrations on Form S-3 (or any successor form) for the Registrable Securities held by such requesting holder or holders, provided however, that there shall be no more than two (2) such registrations under this Section 3 in any twelve (12) month period.  Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such holder or holders.  The Company shall give notice to all other holders of the Registrable Securities of the receipt of a request for registration pursuant to this Section 3 and such holders of Registrable Securities shall then have twenty (20) days to notify the Company in writing of their desire to participate in the registration.  The Company shall use its best efforts to (a) promptly cause the effectiveness of the registration statement (but in no event later than sixty (60) days from the date of the request) of all shares on Form S-3 (or a comparable successor form) to the extent requested by such holders and (b) keep such registration statement effective until the earlier of one-hundred eighty (180) days or until such holders have completed the sales described in such registration statement, provided, however, that the Company may postpone the filing or the effectiveness of any registration statement pursuant to this Section 3 for a reasonable period of time, provided that such postponements shall not exceed ninety (90) days in the aggregate during any twelve (12) month period, if (i) the Company has been advised by legal counsel that such filing or effectiveness would require disclosure of a material financing, acquisition or other corporate transaction, and the Board of Directors of the Company determines in good faith that such disclosure would be detrimental to the Company and its stockholders or (ii) the Board of Directors determines in good faith that there is a valid business purpose or reason for delaying filing or effectiveness.

4.             Piggyback Registration.  If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a registration statement on Form S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice at the applicable address of record to each holder of Registrable Securities of its intention to do so.  Upon the written request of any of such holders of the Registrable Securities, given within twenty (20) days after receipt by such Person of such notice, the Company shall, subject to the limits contained in this Section 4, use its best efforts to cause all such Registrable Securities of the requesting holders to be registered under the Securities Act and qualified for sale under any state securities or “blue sky” law, all to the extent required to permit such sale or other disposition of their Registrable Securities; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company’s securities being offered in a public offering pursuant to such registration statement that the amount to be sold by Persons other than the Company (collectively, “Selling Shareholders”) is greater than the amount that can be offered without materially and adversely affecting the offering, the Company may, subject to the next following sentence, reduce the amount offered for the accounts of Selling Shareholders (including such holders of shares of Registrable Securities) to a number deemed necessary by such managing underwriter.  The amount of Registrable Securities of Selling Shareholders shall not be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, and any shares to be excluded shall be determined in the following order of priority:  (i) securities held by any Persons not having any such contractual, incidental “piggyback” registration rights, (ii) securities held by any Persons having contractual, incidental “piggyback” registration rights pursuant to an agreement other than this Agreement, (iii) Registrable Securities held by Principal Shareholders, and, if necessary, (iv) Registrable Securities held by Investors.  If there is a reduction of the number of Registrable Securities pursuant to clause (iii) or (iv) a portion of the Registrable Securities sought to be included by the holders thereof as determined pro rata based upon the aggregate number of Registrable Securities held by the Investors (in the case of a reduction under clause (iv)) and the Principal Shareholders (in the case of a reduction under clause (iii)), as applicable.

5.             Registration Procedures.  When the Company is required pursuant to the provisions of this Agreement to effect the registration of any of its securities under the Securities Act, the Company will:

(a) prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such registration statement to become and remain effective until completion of the proposed offering;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the holder or holders have completed the sales described in such registration statement and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Agreement;

(c) furnish to each selling holder and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as such selling holder or underwriters may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;

(d) file and use its best efforts to register or qualify the securities covered by such registration statement under such other securities or state securities or “blue sky” laws of such jurisdictions as each selling holder shall request, and do any and all other acts and things that may be necessary under such state securities or “blue sky” laws to enable such selling holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(e) within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by a Majority Interest (if the Investors are participating in such registration), or if no Investors are participating in such registration, counsel selected by holders of a majority in interest of the Registrable Securities participating in such registration, copies of such documents proposed to be filed, which documents shall be subject to the approval of such counsel;

(f) immediately notify each selling holder of Registrable Securities, such selling holder’s counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or that requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such registration statement or prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such registration statement or prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g) make generally available to the holders of Registrable Securities an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company satisfies the requirements of Rule 158 under the Securities Act and otherwise complies with all applicable rules and regulations of the Commission;

(h) use its best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued promptly notify each selling holder of Registrable Securities of the receipt of such notice, and use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;

(i) use its best efforts to cause, to the extent applicable, the Registrable Securities covered by a registration statement to be registered with or approved by such other governmental agencies or authorities and to obtain such approvals, consents and make such filings as may be necessary by virtue of the business and operations of the Company to enable the holders to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(j) if requested by the managing underwriter or underwriters (if any), any selling holder, or such selling holder’s counsel, promptly incorporate into a prospectus supplement or post-effective amendment such information as such Person requests to be included therein, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(k) make available to each selling holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement;

(l) enter into such customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as the selling holders or the underwriters retained by the selling holders participating in an underwritten public offering, if any, may reasonably request in order to expedite or facilitate the disposition of Registrable Securities (and the selling holders may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of any underwriters also be made to and for the benefit of the selling holders);

(m) furnish to each prospective selling holder a signed counterpart, addressed to the prospective selling holder, of (i) an opinion of counsel for the Company, dated the effective date of the registration statement and (ii) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Company’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities;

(n) cause the securities covered by such registration statement to be listed on the national securities exchange or quoted on the quotation system on which the Common Stock of the Company is then listed or quoted (or, if the Common Stock is not yet listed or quoted, then on such exchange or quotation system as the selling holders holding a majority in interest of the Registrable Securities and the Company determine);

(o) in connection with an underwritten offering, participate, to the extent reasonably requested by the managing underwriter for the offering or the holders, in customary efforts to sell the securities being offered, and cause such steps to be taken as to ensure such good faith participation of senior management officers of the Company in “road shows” as is customary;

(p) if the Registrable Securities are of a class of securities that is listed on a national securities exchange, file copies of any prospectus with such exchange in compliance with Rule 153 under the Securities Act so that the holders of Registrable Securities benefit from the prospectus delivery procedures described therein;

(q) cooperate with each holder and each underwriter participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (“NASD”), including, if appropriate, the pre-filing of a prospectus as part of a shelf registration statement in advance of an underwritten offering;

(r) otherwise cooperate with the underwriter(s), the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration and sale of any Registrable Securities under this Agreement;

(s) correct any deficiency (in the judgment of either the Company or the holders of Registrable Securities) between the preliminary prospectus and the final prospectus, and pay any expenses associated with the recirculation of the final prospectus following the correction of such deficiency;

(t) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act; and

(u) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case no later than the effective date of such registration.

6. Expenses. All expenses incurred by the Company or the holders of Registrable Securities in effecting the registrations provided for in Sections 2, 3 and 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and counsel for the holders of Registrable Securities participating in such registration as a group (selected by, in the case of a registration under Section 2(a), the Majority Interest, or in the event the Investors are not participating in such registration, the holders of a majority in interest of the Registrable Securities who initiate the registration under such Section 2(a), and, in the case of all other registrations hereunder, the Majority Interest, or in the event the Investors are not participating in such registration, the holders of a majority in interest of the Registrable Securities participating in the registration), underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration and expenses of complying with the state securities or “blue sky” laws of any jurisdictions (all of such expenses referred to as “Registration Expenses”), shall be paid by the Company whether or not the registration statement to which such Registration Expenses relate becomes effective.

7.             Indemnification.

(a) The Company shall indemnify and hold harmless each selling holder of Registrable Securities, each underwriter (as defined in the Securities Act), and directors, officers, partners (including partners and shareholders of such partners), shareholders, members, employees and agents of any of them, and each Person who participates in the offering of such securities and each Affiliate of such seller, underwriter or participating Person (individually and collectively, the “Holder Indemnified Person”) against any losses, claims, damages or liabilities, including reasonable legal fees, disbursements and expenses of counsel (collectively, “Liability”), joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as the Liability (or action in respect thereof) arises out of, is based upon or relates to (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, any state securities or “blue sky” laws or any sale or regulation thereunder in connection with such registration.  Except as otherwise provided in Section 7(d), the Company shall reimburse each such Holder Indemnified Person for all reasonable legal and other expenses incurred in connection with investigating or defending any Liability; provided, however, that the Company shall not be liable to any Holder Indemnified Person in any such case to the extent that the Liability arises out of, is based upon or relates to any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Person specifically for use therein; and provided further, that the Company’s indemnification obligations shall survive transfer of such securities by such seller and any investigation made by or on behalf of such Holder Indemnified Person.

(b) Each holder of Registrable Securities holding any securities included in such registration being effected shall indemnify and hold harmless each other Holder Indemnified Person and the Company, each underwriter, and directors, officers, partners (including partners and shareholders of such partners), shareholders, members, employees and agents of each of them, and each Affiliate of such seller or underwriter and directors, officers, employees and agents of any of them (individually and collectively also the “Company Indemnified Person”, and together with the Holder Indemnified Person, the “Indemnified Person”), against any liability, joint or several, to which the Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission by such selling holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such selling holder specifically for use therein.  The liability of any Investor for indemnification under this Section 7 in its capacity as a seller of Registrable Securities shall not exceed the lesser of (i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement held by such holder of Registrable Securities, and (ii) the amount equal to the net proceeds to such holder of Registrable Securities of the securities sold in any such registration; provided that no selling holder shall be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any Person to deliver a prospectus as required by the Securities Act.

(c) In the event the Company, any selling holder or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Sections 7(a) or (b) above, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought (the “Indemnifying Person”) of such complaint, notice, claim or action, and the Indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action; provided, that the failure to promptly give notice shall not relieve the Indemnifying Person from any Liability except to the extent that it is materially prejudiced by the failure or delay of the Indemnified Person in giving such notice.  If any such complaint, claim or other notice of any Liability or action is brought against any Indemnified Person and it notifies the Indemnifying Person of its commencement, the Indemnifying Person will be entitled to participate in and, to the extent that it elects by delivering written notice to the Indemnified Person promptly after receiving notice of the commencement of the action from the Indemnified Person, jointly with any other Indemnifying Person similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the Indemnified Person, and after notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense, the Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnified Person in connection with the defense.  The Indemnified Person shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel shall be at the expense of the Indemnified Person unless (i) the employment of counsel by the Indemnified Person has been authorized in writing by the Indemnifying Person, (ii) the Indemnified Person has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Indemnifying Person or Persons, (iii) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Person) between the Indemnified Person and the Indemnifying Person (in which case the Indemnifying Person shall not have the right to direct the defense of such action on behalf of the Indemnified Person) or (iv) the Indemnifying Person has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action or has failed to employ counsel reasonably satisfactory to such Indemnified Person, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Person or Persons.  The Indemnifying Person or Persons shall not, unless there exists a conflict of interest among the Indemnified Persons, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any time for all such Indemnified Persons.  All such fees, disbursements and other charges shall be reimbursed by the Indemnifying Person promptly as they are incurred.  An Indemnifying Person shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).  No Indemnifying Person shall, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 7 (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Person from all liability arising or that may arise out of such claim, action or proceeding, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person and (iii) does not commit the Indemnified Person to take, or to forbear to take, any action.  If a settlement is reached with such consent or if a final judgment is entered for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 7 for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any losses, claims, damages expenses or liabilities referred to therein, then each Indemnifying Person under this Section 7, in lieu of indemnifying the Indemnified Person thereunder, shall contribute to the amount paid or payable by the Indemnified Person as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the holder of Registrable Securities, or holders of Registrable Securities and the underwriters from the offering of Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other holders of Registrable Securities and the underwriters in connection with the statements or omissions that resulted in such losses, claims, damages expenses or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the holders of Registrable Securities and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company, the holders of Registrable Securities, and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities.  The relative fault of the Company, the holders of Registrable Securities and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the holders of Registrable Securities, or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by a method of allocation that does not take account the equitable considerations referred to in the immediately preceding paragraph, provided that a holder of Registrable Securities shall not be required to contribute under this Section 7(d) in excess of the lesser of (i) that proportion of the total Liability indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement by such holder and (ii) the net proceeds received by such holder from its sale of Registrable Securities under such registration statement.  No Person found guilty of fraudulent representation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person not found guilty of such fraudulent misrepresentation.

(e) The amount paid by an Indemnifying Person or payable to an Indemnified Person as a result of the losses, claims, damages, expenses and liabilities referred to in this Section 7 shall be deemed to include, subject to limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim, payable as the same are incurred.  The indemnification and contribution provided for in this Section 7 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any other officer, director, employee, agent or controlling person of the indemnified parties.

8.             Compliance with Rule 144.  If the Company (i) registers a class of securities under Section 12 of the Exchange Act or (ii) shall commence to file reports under Section 13 or 15(d) of the Exchange Act, the Company shall use its best efforts thereafter to timely file with the Commission such information as is required under the Exchange Act for so long as there are holders of Registrable Securities; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules).  The Company shall furnish to any holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules).  After the occurrence of the first underwritten public offering of Common Stock of the Company pursuant to an offering registered under the Securities Act on Form S-1 or Form SB-1 (or any comparable successor forms), subject to the limitations on transfers imposed by this Agreement, the Company shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

9.             Rule 144A Information.  The Company shall, upon the written request of any holder of Registrable Securities, provide to such holder of Registrable Securities and to any prospective institutional transferee of the Common Stock designated by such holder of Registrable Securities, such financial and other information as is available to the Company or can be obtained by the Company without material expense and as such holder of Registrable Securities may reasonably determine is required to permit such transfer to comply with the requirements of Rule 144A promulgated under the Securities Act.

10.           Amendments.  This Agreement may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Majority Interest.  For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.

11.           Market Stand-Off.  Each holder of Registrable Securities hereby agrees that, if required by the managing underwriter, it will not, during the period commencing on the date of the final prospectus relating to the initial public offering by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the initial public offering, which period may be extended upon the request of the managing underwriter for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.  The foregoing provisions of this Section 11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement.  The underwriters in connection with such registration are intended third-party beneficiaries of this Section 11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.  Each holder of Registrable Securities further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 11 or that are necessary to give further effect thereto.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all holders or Registrable Securities subject to such agreements, based on the number of shares subject to such agreements.

The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the one-hundred eighty (180)-day period beginning on the effective date of any registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor form) and shall cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted)

12.           Transferability of Registration Rights.  The registration rights set forth in this Agreement are transferable to each transferee of Registrable Securities.  Each subsequent holder of Registrable Securities must consent in writing to be bound by the terms and conditions of this Agreement in order to acquire the rights granted pursuant to this Agreement.  This Agreement shall inure to the benefit of and be binding on the successors and assigns of each of the parties hereto.  If any transferee of any holder of Registrable Securities shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

13.           Rights Which May Be Granted to Subsequent Investors.  Other than transferees of Registrable Securities under Section 12, the Company shall not, without the prior written consent of holders of a Majority Interest, (a) allow purchasers of the Company’s securities to become a party to this Agreement or (b) grant any other registration rights other than subordinate incidental “piggyback” registration rights.

14.           Damages.  The Company stipulates that each holder of Registrable Securities shall not have an adequate remedy if the Company fails to comply with this Agreement and that damages shall not be readily ascertainable, and accordingly, the Company shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Agreement to require specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

15.           Miscellaneous.

(a) Notices.  Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered in writing by hand, telecopy, telex or other method of facsimile, or four (4) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or one (1) day after being sent by overnight delivery providing receipt of delivery, to the following addresses:

if to the Company:

TA Indigo Holding Corporation
c/o TA Associates, Inc.
John Hancock Tower, 56th Fl.
200 Clarendon Street
Boston, MA  02116
Facsimile: (617) 574-6728
Attention:  Brian J. Conway

if to the Investors:

TA Associates, Inc.
John Hancock Tower, 56th Fl.
200 Clarendon Street
Boston, MA  02116
Facsimile: (617) 574-6728
Attention:  Brian J. Conway

and

Rho Capital Partners
Carnegie Hall Tower
152 West 57th Street
23rd Floor
New York, New York 10019
Facsimile: (212) 751-3613
Attention:  Habib Kairouz

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
Exchange Place
53 State Street
Boston, MA  02109
Attention:  Jeffrey C. Hadden, Esq.
Kenneth J. Gordon, Esq.
Fax No.:  (617) 523-1231

and

Proskauer Rose
1585 Broadway
New York, NY 10036-8299
Attention:  James D. Meade, Esq.
Fax No.: (212) 969-2900

If to the Principal Shareholders:

At such Principal Shareholder’s address for notice appearing on Schedule A hereto or at any other address designated by a party to the other parties hereto in writing.

(b) Governing Law. This Agreement shall be deemed to be a contract made under and shall be construed in accordance with the laws of the State of Delaware, without giving effect to conflict of laws principles thereof.

(c) Dispute Resolution.  All disputes, claims, or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance hereof or the transactions contemplated hereby, that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before J.A.M.S./Endispute, Inc. or its successor.  The parties understand and agree that this arbitration provision shall apply equally to claims of fraud or fraud in the inducement.  The arbitration shall be held in New York City, New York before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by J.A.M.S./Endispute, Inc. unless specifically modified herein.

The parties covenant and agree that the arbitration shall commence within one hundred twenty (120) days of the date on which a written demand for arbitration is filed by any party hereto.  In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses.  In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party.  However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission.  In connection with any arbitration, each party shall provide to the other, no later than fourteen (14) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration, a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert, and a summary of the expert’s opinions and the basis for said opinions.  The arbitrator’s decision and award shall be made and delivered within sixty (60) days of the conclusion of the arbitration.  The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability.  The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein.  The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding.  Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award.  This Section applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.  The provisions of this Section shall be enforceable in any court of competent jurisdiction.

Subject to the second sentence of the immediately preceding paragraph, the parties shall bear their own attorneys’ fees, costs and expenses in connection with the arbitration.  The parties will share equally in the fees and expenses charged by J.A.M.S./Endispute, Inc.

Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of J.A.M.S./Endispute, Inc. to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity or performance hereof and thereof or the transactions contemplated hereby and thereby and further consents to the jurisdiction of the courts of New York for the purposes of enforcing the arbitration provisions of this Section.  Each party further irrevocably waives any objection to proceeding before J.A.M.S./Endispute, Inc. based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before J.A.M.S./Endispute, Inc. has been brought in an inconvenient forum.  Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given.  Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

(d) Counterparts.  This Agreement may be executed simultaneously in any number of counterparts (including facsimiles), each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute but one and the same document.

(e) Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

(f) Integration.  This Agreement, including the exhibits, and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first set forth above.

COMPANY:

TA INDIGO HOLDING CORPORATION

By:	/s/ Harry D. Taylor
Name:	Harry D. Taylor
Title:	Sr. Vice President

[Signature Page to Registration Rights Agreement]

INVESTORS:

TA X, L.P.
By: TA Associates X L.P., its General Partner
By: TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name:	Brian J. Conway
Title:	Managing Director

TA ATLANTIC AND PACIFIC V L.P.
By: TA Associates AP V L.P., its General Partner
By: TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name:	Brian J. Conway
Title:	Managing Director

TA STRATEGIC PARTNERS FUND II L.P.
By: TA Associates SPF II L.P., its General Partner
By: TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name:	Brian J. Conway
Title:	Managing Director

TA STRATEGIC PARTNERS FUND II-A L.P.
By: TA Associates SPF II L.P., its General Partner
By: TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name:	Brian J. Conway
Title:	Managing Director

TA INVESTORS II L.P.
By: TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name:	Brian J. Conway
Title:	Managing Director

TA SUBORDINATED DEBT FUND II, L.P.
By: TA Associates SDF II L.P., its General Partner
By: TA Associates, Inc., its General Partner

By:	/s/ Brian J. Conway
Name:	Brian J. Conway
Title:	Managing Director

[Signature Page to Registration Rights Agreement]

RHO VENTURES IV, L.P.

By: Rho Management Ventures IV, L.L.C., General Partner

By:	/s/ Jeffrey I. Martin
Name:	Jeffrey I. Martin
Title:	Attorney In Fact

RHO VENTURES IV GmbH & CO. BETEILIGUNGS KG

By: Rho Capital Partners Verwaltungs GmbH, General Partner

By:	/s/ Jeffrey I. Martin
Name:	Jeffrey I. Martin
Title:	Attorney In Fact

RHO VENTURES IV (QP), L.P.

By: Rho Management Ventures IV, L.L.C., General Partner

By:	/s/ Jeffrey I. Martin
Name:	Jeffrey I. Martin
Title:	Attorney In Fact

RHO MANAGEMENT TRUST I

By: Rho Capital Partners, Inc., as Investment Adviser

By:	/s/ Jeffrey I. Martin
Name:	Jeffrey I. Martin
Title:	Attorney In Fact

[Signature Page to Registration Rights Agreement]

PRINCIPAL SHAREHOLDERS:

/s/ John Sculley
John Sculley

/s/ Arthur B. Sculley
Arthur B. Sculley

SCULLEY INVESTMENT LTD. PARTNERSHIP

By:	/s/ John Sculley
Name:
Title:

JOHN SCULLEY IRREV. TRUST F/B/O M. ALLNATT

By:	/s/ John Sculley
Name:
Title:

JOHN SCULLEY IRREV. TRUST F/B/O O. ALLNATT

By:	/s/ John Sculley
Name:
Title:

[Signature Page to Registration Rights Agreement]

SCULLEY FAMILY TRUST

By:	/s/ John Sculley
Name:
Title:

SCULLEY FAMILY TRUST

By:	/s/ David W. Sculley
Name:	David W. Sculley
Title:	Trustee

/s/ Arthur B. Sculley Jr.
Arthur B Sculley Jr.

/s/ Theresa Sculley
Theresa Sculley

/s/ Andrew Damico
Andrew Damico

/s/ Thomas Fredell
Thomas Fredell

/s/ Francis Mather
Francis Mather

/s/ Susanne Elliot
Susanne Elliot

[Signature Page to Registration Rights Agreement]

Schedule A

TA Investors:

TA X, L.P.
TA ATLANTIC AND PACIFIC V L.P.
TA STRATEGIC PARTNERS FUND II L.P.
TA STRATEGIC PARTNERS FUND II-A L.P.
TA INVESTORS II L.P.
TA SUBORDINATED DEBT FUND II, L.P.

c/o TA Associates, Inc.
John Hancock Tower, 56th Fl.
200 Clarendon Street
Boston, MA  02116
Facsimile: (617) 574-6728
Attention:  Brian J. Conway

Rho Investors:

RHO VENTURES IV, L.P.
RHO VENTURES IV GmbH & CO. BETEILIGUNGS KG
RHO VENTURES IV (QP), L.P.
RHO MANAGEMENT TRUST I

c/oRho Capital Partners
Carnegie Hall Tower
152 West 57th Street
23rd Floor
New York, New York 10019
Facsimile: (212) 751-3613
Attention:  Habib Kairouz

Principal Shareholders:

John Sculley
Arthur B. Sculley
SCULLEY INVESTMENT LTD. PARTNERSHIP
JOHN SCULLEY IRREV. TRUST F/B/O M. ALLNATT
JOHN SCULLEY IRREV. TRUST F/B/O O. ALLNATT
SCULLEY FAMILY TRUST
Arthur B Sculley, Jr.
Theresa Sculley
Susanne Elliot

c/o John Sculley
Rho Capital Partners
Carnegie Hall Tower
152 West 57th Street
23rd Floor
New York, New York 10019
Facsimile: (212) 751-3613

Andrew Damico
1446 Rider Road
New Hope, PA 18938

Thomas Fredell
51 Parks Drive
Sherborn, MA 01770

Francis Mather
120 Southern Boulevard
Chatham, NJ 07928